Exhibit 1.01
Integer Holdings Corporation
Conflict Minerals Report
For the Year Ended December 31, 2016
Overview
This Conflict Minerals Report (this “Report”) of Integer Holdings Corporation (“Integer,” “the Company,” “we,” or “our”) has been prepared by us on a consolidated basis for the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”) pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended.
Conflict minerals are defined as columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are limited to tantalum, tin and tungsten and gold (collectively referred to as “3TG”) for the purposes of this assessment. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo (“DRC”), Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.
If a registrant knows or has reason to believe that any of the conflict minerals necessary to the functionality or production of their products may have originated in the Covered Countries, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the Securities and Exchange Commission (“SEC”) that includes a description of those due diligence measures.
Integer determined that during the Reporting Period it has manufactured or contracted to manufacture products containing 3TG and that the use of these minerals is necessary to the functionality or production of many of its products (the “Covered Products”). In order to conform to the Rule, the Company then performed a risk-based assessment to determine if the necessary conflict minerals in the products the Company manufactured or contracted to manufacture directly or indirectly financed or benefited armed groups in one or more of the Covered Countries. This risk-based assessment is discussed in further detail in the following sections.
Forward-Looking Statements
This Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risks associated with the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, and their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or that these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
Section 1: Company Overview
Integer, headquartered in Frisco, Texas, is among the world’s largest medical device outsource manufacturing companies, serving the cardiac, neuromodulation, orthopedics, vascular and advanced surgical markets. We also serve the non-medical power solutions market. We provide innovative, high quality medical technologies that enhance the lives of patients worldwide. In addition, we develop batteries for high-end niche applications in energy, military, and environmental markets.
Integer’s product lines and their respective products for the Reporting Period included:

•
Cardio & Vascular products that include introducers, steerable sheaths, guidewires, catheters, and stimulation therapy components, subassemblies and finished devices that deliver therapies for various markets such as coronary and neurovascular disease, peripheral vascular disease, interventional radiology, vascular access, atrial fibrillation, and interventional cardiology, plus products for medical imaging and pharmaceutical delivery.

•
Cardiac & Neuromodulation products that include batteries, capacitors, filtered and unfiltered feed-throughs, engineered components, implantable stimulation leads, and enclosures used in implantable medical devices.

•
Advanced Surgical, Orthopedics & Portable Medical products that include components, sub-assemblies, finished devices, implants, instruments and delivery systems for a range of surgical technologies to the advanced surgical market, including laparoscopy, orthopedics and general surgery, biopsy and drug delivery, joint preservation and reconstruction, arthroscopy, and engineered tubing solutions. Products also include life-saving and life-enhancing applications comprising of automated external defibrillators, portable oxygen concentrators, ventilators, and powered surgical tools.

•	Electrochem products that include primary (lithium) cells, and primary and secondary battery packs for applications in the energy, military and environmental markets.
Section 2: Reasonable Country of Origin Inquiry
In accordance with the Rule, after the Company’s initial determination that conflict minerals were necessary to the functionality of many products, the Company conducted a reasonable country of origin inquiry (“RCOI”) to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. Integer’s RCOI consisted of surveying suppliers that directly supply 3TG, or component parts containing 3TG, to Integer (“Tier 1 Suppliers”). An assessment process was undertaken by the Company to identify the Tier 1 Suppliers that supplied 3TG, or component parts containing 3TG, to Integer during the Reporting Period, which included a review by engineering and supply chain teams of the bills of material for each of our Covered Products (the “Supplier Assessment”) produced at their respective locations. For certain distributors that are within the Company’s Tier 1 Supplier chain, the Company reached out to the manufacturers that supplied the 3TG contained within our Covered Products received from the distributor (“Tier 2 Suppliers”). After completion of the Supplier Assessment, our supplier survey list was established. Tier 1 and Tier 2 Suppliers of 3TG or component parts that contained or potentially contained 3TG were included in our supplier survey list.
As a first step to engaging with our supply chain, the Company sent a notification to Tier 1 and Tier 2 Suppliers during 2016 informing them about the Rule and asking them to complete the conflict minerals survey, based on the Conflict Minerals Reporting Template developed by the Conflict-Free Sourcing Initiative (“CFSI”). In 2016, Integer purchased and implemented electronic software from a third-party vendor to survey and collect all conflict minerals surveys from our suppliers. The third-party vendor reviewed all responses for completeness, corresponded with suppliers to ensure timely and accurate submissions and consolidated all information, including smelter lists.
The Company surveyed 400 Tier 1 and Tier 2 Suppliers identified during the Supplier Assessment. Every survey received was reviewed and based upon the response, and in accordance with the Rule, the Company undertook further due diligence efforts with regards to Covered Products to determine whether the 3TG in those products originated in the Covered Countries from sources that directly or indirectly finance or benefit armed groups in the Covered Countries. These due diligence efforts are described below.
Section 3: Due Diligence Design and Performance
(A) Due Diligence Design
The Company designed its due diligence measures to be in conformity with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2013) and related supplements for 3TG (“OECD Framework”).
(B) Due Diligence Measures Undertaken
The Company’s due diligence efforts for the Reporting Period included the following:

•
The Company has established a management system for addressing the issue of conflict minerals in its products. The management system includes a Conflict Minerals Policy, which is posted on our website at https://integer.net/wp-content/uploads/2015/12/POL-000067-EHSS-Conflict-Minerals.pdf. Our policy (i) supports transparency in the Company’s supply chain, (ii) encourages our suppliers to comply with the Dodd-Frank Act and make efforts to identify and eliminate the use of conflict minerals sourced from the DRC and surrounding areas unless verified as DRC Conflict Free by a third party audit, (iii) requires suppliers to conduct the necessary RCOI and due diligence for, and provide us with, proper verification of the country of origin and the source of the materials used in the products they supply to Integer, and (iv) expects our suppliers to utilize conflict-free smelter and refinery programs that are available. In addition, the policy expects Integer’s suppliers to conduct business operations in an ethical manner and comply with all applicable laws related to environmental responsibility, workplace health and safety, and human resources.

•
In addition to the Company’s Conflict Minerals Policy and related goals, our management system includes the establishment of a cross-functional conflict minerals steering committee comprised of representatives from the Company’s Supply Chain and Operational Excellence Group, Corporate Compliance Office, and Finance Department, which is overseen by our Chief Financial Officer. The Operational Excellence Group, with assistance from site engineering teams, is responsible for performing a review of the Covered Products, conducting the RCOI, and performing the due diligence review. The Corporate Compliance Office and Finance Department are responsible for reporting and general oversight. The conflict minerals steering committee also provides updates to the Company’s Audit Committee with regards to the measures undertaken by management.

•
The Company surveyed 400 of its Tier 1 and Tier 2 Suppliers and received 307 completed responses, representing a 77% response rate. We evaluated the survey responses for consistency of data provided, including whether those responses were complete and to identify any contradictions or inconsistencies found in those responses.

•
For those suppliers who provided smelter or refiner information for 3TG, the Company analyzed those smelters to determine if they were in fact smelters, if the smelter was part of the Company’s supply chain, and compared those smelters to the list of facilities that have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) developed by the EICC/GeSI or other independent third party audit programs. Based upon the information provided by the Company’s suppliers and its own due diligence efforts, the Company was unable to determine conclusively the countries of origin of the Conflict Minerals used in its products. The Company was unable to make such determination, in part, because not all supplier surveys were returned, the responses received were incomplete or not conclusive, and/or the smelter or refiner information provided by the suppliers reflected all smelters or refiners that the supplier conducted business with at some point during the year rather than smelters or refiners specific to 3TG or component parts containing 3TG sold to Integer. As a result, the Company was unable to conclusively identify those smelters or refiners that were directly related to the Company’s supply chain for the 2016 calendar year.

•
The smelter and refiner information provided at Annex I includes only those smelters and refiners provided by our suppliers that the Company was able to verify to the CFSP or the U.S. Department of Commerce Reporting Requirements under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities lists. The information listed does not include all the smelters or refiners provided by our suppliers as the list was modified to remove unknown or duplicate smelters and refiners. All of the the smelters and refiners listed at Annex I appear on the CFSI smelter list.

•	Integer invested in a third party electronic solution to survey, review and consolidate conflict minerals information, with the goal of improving accuracy and timeliness.

•
Due to the multiple layers within the Company’s supply chain, the Company is removed from direct interaction with the sources of ore from which conflict minerals are produced and the smelters and refiners that process those ores. We must therefore rely on our suppliers to provide information regarding the origin of the conflict minerals that are included in our Covered Products. Additionally, we believe that the smelters and refiners of the necessary conflict minerals are best suited to identify the sources of those minerals. As a result, our due diligence efforts relied on the CFSP and our Tier 1 and Tier 2 Suppliers.

Section 4: Independent Private Sector Audit
As permitted by applicable guidance of the SEC, our due diligence practices have not been subject to an independent private sector audit within the meaning of the Rule.
Section 5: Results of Assessment
Based on the Company’s due diligence efforts for the Reporting Period, the Company does not have sufficient information to determine the mines and the country of origin of all of the conflict minerals in its Covered Products or the facilities used to process the conflict minerals, including whether the conflict minerals were from recycled or scrap sources. A description of the Company’s efforts to determine the mine(s) or country of origin are included in the due diligence measures described above. The smelters and refiners included in our suppliers’ responses that we were able to reasonably identify as an operational smelter and refiner are included in Annex I. This list has been modified to remove unknown or duplicate smelters and refiners.

Section 6: Continuous Improvement Efforts to Mitigate Risk
The Company took the following steps, among others, to mature its conflict minerals program including its RCOI and due diligence measures, in accordance with OECD Guidance and to further mitigate the risk that the conflict minerals contained in its products finance or benefit armed groups in the Covered Countries:

•	Acquired and implemented a third-party designed IT system to assist with and improve our supplier survey and due diligence processes;

•
Expanded its due diligence efforts to include, and surveyed suppliers of, companies acquired during 2014 (Centro de Construcción de Cardioestimuladores del Uruguay) and 2015 (Lake Region Medical Holdings, Inc.);

•	Engaged with suppliers to increase the response rate and improve the quality of supplier responses;

•	Worked with suppliers who did not respond to the Company’s 2016 survey to stress the importance of this initiative and encourage their participation in the future;

•
Encouraged suppliers of 3TG or whose products contain 3TG to establish policies, due diligence frameworks, and management systems consistent with the OECD Framework. Integer continued to investigate changes to the terms of existing suppliers’ agreements and reviewed the conflict minerals policy statements for new suppliers.

The Company expects to take the following steps as part of its continuous improvement efforts:

•	Work to further mature the Company’s conflict minerals program and build transparency over its supply chain in accordance with the OECD Guidance;

•	Enhance the third-party designed IT system to increase response rates as well as further refine our smelter identification;

•	Revise Integer’s Conflict Minerals Policy to achieve a more robust process, including setting forth specific supplier responsibilities;

•	Engage Tier 1 Suppliers to ensure they receive training on our revised Conflict Minerals Policy;

•	Include terms and conditions in new or renewed contracts requiring suppliers to respond to our inquiries regarding conflict minerals in a timely manner;

•	Continue to evaluate annually the Company’s suppliers in order to determine those suppliers that are in-scope and should be surveyed as part of the Company’s conflict minerals program; and

•	Continue to drive our suppliers to obtain current, accurate, and complete information from their supply chain about their smelters and refiners of conflict minerals.

ANNEX I
Smelters and Refiners

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Gold	CID002030	Western Australian Mint trading as The Perth Mint	Australia
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	CID001977	Umicore Brasil Ltda.	Brazil
Gold	CID000924	Asahi Refining Canada Ltd.	Canada
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Canada
Gold	CID001534	Royal Canadian Mint	Canada
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	CID002312	Guangdong Jinding Gold Limited	China
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	CID000707	Heraeus Ltd. Hong Kong	China
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	China
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	CID000855	Jiangxi Copper Co., Ltd.	China
Gold	CID001056	Lingbao Gold Co., Ltd.	China
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	China
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	China
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	China
Gold	CID002290	SAFINA A.S.	Czech Republic
Gold	CID002761	SAAMP	France
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	CID000113	Aurubis AG	Germany
Gold	CID000176	C. Hafner GmbH + Co. KG	Germany
Gold	CID000362	DODUCO GmbH	Germany
Gold	CID000694	Heimerle + Meule GmbH	Germany
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	CID002777	SAXONIA Edelmetalle GmbH	Germany
Gold	CID002778	WIELAND Edelmetalle GmbH	Germany
Gold	CID002863	Bangalore Refinery	India
Gold	CID002852	Gujarat Gold Centre	India

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	India
Gold	CID002853	Sai Refinery	India
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	CID000233	Chimet S.p.A.	Italy
Gold	CID002355	Faggi Enrico S.p.A.	Italy
Gold	CID002580	T.C.A S.p.A	Italy
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Japan
Gold	CID000082	Asahi Pretec Corp.	Japan
Gold	CID000090	Asaka Riken Co., Ltd.	Japan
Gold	CID000264	Chugai Mining	Japan
Gold	CID000401	Dowa	Japan
Gold	CID000425	Eco-System Recycling Co., Ltd.	Japan
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	CID000823	Japan Mint	Japan
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	CID000981	Kojima Chemicals Co., Ltd.	Japan
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan
Gold	CID001188	Mitsubishi Materials Corporation	Japan
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	CID001259	Nihon Material Co., Ltd.	Japan
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	CID001938	Tokuriki Honten Co., Ltd.	Japan
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	CID002129	Yokohama Metal Co., Ltd.	Japan
Gold	CID000956	Kazakhmys Smelting LLC	Kazakhstan
Gold	CID000957	Kazzinc	Kazakhstan
Gold	CID002615	TOO Tau-Ken-Altyn	Kazakhstan
Gold	CID000328	Daejin Indus Co., Ltd.	Korea, Republic of
Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic of
Gold	CID000778	HwaSeong CJ Co., Ltd.	Korea, Republic of
Gold	CID002605	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	CID001078	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	CID001555	Samduck Precious Metals	Korea, Republic of
Gold	CID001562	Samwon Metals Corp.	Korea, Republic of
Gold	CID001955	Torecom	Korea, Republic of
Gold	CID000988	Korea Metal Co., Ltd.	Korea, Republic of
Gold	CID001029	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	CID002821	Metahub Industries Sdn. Bhd.	Malaysia
Gold	CID002857	Modeltech Sdn Bhd	Malaysia
Gold	CID000180	Caridad	Mexico
Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico
Gold	CID002582	Remondis Argentia B.V.	Netherlands
Gold	CID001573	Schone Edelmetaal B.V.	Netherlands
Gold	CID002282	Morris and Watson	New Zealand
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Gold	CID002511	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	CID000929	JSC Uralelectromed	Russian Federation
Gold	CID001204	Moscow Special Alloys Processing Plant	Russian Federation
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	CID001328	OJSC Kolyma Refinery	Russian Federation
Gold	CID000493	OJSC Novosibirsk Refinery	Russian Federation
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	CID001032	L'azurde Company For Jewelry	Saudi Arabia
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	CID002850	AU Traders and Refiners	South Africa
Gold	CID001512	Rand Refinery (Pty) Ltd.	South Africa
Gold	CID001585	SEMPSA Joyería Platería S.A.	Spain
Gold	CID000157	Boliden AB	Sweden
Gold	CID000077	Argor-Heraeus S.A.	Switzerland
Gold	CID000189	Cendres + Métaux S.A.	Switzerland
Gold	CID001153	Metalor Technologies S.A.	Switzerland
Gold	CID001352	PAMP S.A.	Switzerland
Gold	CID001498	PX Précinox S.A.	Switzerland
Gold	CID002003	Valcambi S.A.	Switzerland
Gold	CID002516	Singway Technology Co., Ltd.	Taiwan
Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan
Gold	CID002314	Umicore Precious Metals Thailand	Thailand
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	CID000814	Istanbul Gold Refinery	Turkey
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	CID002560	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	CID002561	Emirates Gold DMCC	United Arab Emirates
Gold	CID002708	Abington Reldan Metals, LLC	United States
Gold	CID000015	Advanced Chemical Company	United States
Gold	CID000920	Asahi Refining USA Inc.	United States
Gold	CID002851	AURA-II	United States
Gold	CID001322	Elemetal Refining, LLC	United States
Gold	CID002459	Geib Refining Corporation	United States
Gold	CID000969	Kennecott Utah Copper LLC	United States
Gold	CID001113	Materion	United States
Gold	CID001157	Metalor USA Refining Corporation	United States
Gold	CID002510	Republic Metals Corporation	United States
Gold	CID001546	Sabin Metal Corp.	United States
Gold	CID001754	So Accurate Group, Inc.	United States
Gold	CID001993	United Precious Metal Refining, Inc.	United States
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tantalum	CID002540	Plansee SE Liezen	Austria
Tantalum	CID002556	Plansee SE Reutte	Austria

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Tantalum	CID001076	LSM Brasil S.A.	Brazil
Tantalum	CID001175	Mineração Taboca S.A.	Brazil
Tantalum	CID002707	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	China
Tantalum	CID000410	Duoluoshan	China
Tantalum	CID000460	F&X Electro-Materials Ltd.	China
Tantalum	CID002505	FIR Metals & Resource Ltd.	China
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	China
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	China
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.	China
Tantalum	CID001200	Molycorp Silmet A.S.	Estonia
Tantalum	CID002545	H.C. Starck GmbH Goslar	Germany
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	Germany
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Germany
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India
Tantalum	CID002558	Global Advanced Metals Aizu	Japan
Tantalum	CID002549	H.C. Starck Ltd.	Japan
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	CID001869	Taki Chemical Co., Ltd.	Japan
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	CID002847	Power Resources Ltd.	Macedonia, Republic of
Tantalum	CID002539	KEMET Blue Metals	Mexico
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	CID002544	H.C. Starck Co., Ltd.	Thailand
Tantalum	CID002504	D Block Metals, LLC	United States
Tantalum	CID002590	E.S.R. Electronics	United States
Tantalum	CID000456	Exotech Inc.	United States
Tantalum	CID002557	Global Advanced Metals Boyertown	United States
Tantalum	CID002548	H.C. Starck Inc.	United States
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	CID002568	KEMET Blue Powder	United States
Tantalum	CID001508	QuantumClean	United States
Tantalum	CID001891	Telex Metals	United States
Tantalum	CID002571	Tranzact, Inc.	United States
Tin	CID002773	Metallo-Chimique N.V.	Belgium

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Tin	CID000438	EM Vinto	Bolivia
Tin	CID001337	Operaciones Metalurgical S.A.	Bolivia
Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CID000448	Estanho de Rondônia S.A.	Brazil
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	CID002500	Melt Metais e Ligas S.A.	Brazil
Tin	CID001173	Mineração Taboca S.A.	Brazil
Tin	CID002706	Resind Indústria e Comércio Ltda.	Brazil
Tin	CID001758	Soft Metais Ltda.	Brazil
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	CID001070	China Tin Group Co., Ltd.	China
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	CID002859	Gejiu Jinye Mineral Company	China
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	China
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	China
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	CID000466	Feinhütte Halsbrücke GmbH	Germany
Tin	CID002570	CV Ayi Jaya	Indonesia
Tin	CID002592	CV Dua Sekawan	Indonesia
Tin	CID000306	CV Gita Pesona	Indonesia
Tin	CID000313	CV Serumpun Sebalai	Indonesia
Tin	CID002593	CV Tiga Sekawan	Indonesia
Tin	CID000315	CV United Smelting	Indonesia
Tin	CID002455	CV Venus Inti Perkasa	Indonesia
Tin	CID001393	PT Alam Lestari Kencana	Indonesia
Tin	CID000309	PT Aries Kencana Sejahtera	Indonesia
Tin	CID001399	PT Artha Cipta Langgeng	Indonesia
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	CID001402	PT Babel Inti Perkasa	Indonesia
Tin	CID001409	PT Bangka Kudai Tin	Indonesia
Tin	CID002776	PT Bangka Prima Tin	Indonesia
Tin	CID001416	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	CID001419	PT Bangka Tin Industry	Indonesia
Tin	CID001421	PT Belitung Industri Sejahtera	Indonesia
Tin	CID001424	PT BilliTin Makmur Lestari	Indonesia
Tin	CID001428	PT Bukit Timah	Indonesia
Tin	CID002696	PT Cipta Persada Mulia	Indonesia

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Tin	CID001434	PT DS Jaya Abadi	Indonesia
Tin	CID001438	PT Eunindo Usaha Mandiri	Indonesia
Tin	CID001442	PT Fang Di MulTindo	Indonesia
Tin	CID002530	PT Inti Stania Prima	Indonesia
Tin	CID000307	PT Justindo	Indonesia
Tin	CID001448	PT Karimun Mining	Indonesia
Tin	CID002829	PT Kijang Jaya Mandiri	Indonesia
Tin	CID002870	PT Lautan Harmonis Sejahtera	Indonesia
Tin	CID002835	PT Menara Cipta Mulia	Indonesia
Tin	CID001453	PT Mitra Stania Prima	Indonesia
Tin	CID002757	PT O.M. Indonesia	Indonesia
Tin	CID001457	PT Panca Mega Persada	Indonesia
Tin	CID001486	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	CID001458	PT Prima Timah Utama	Indonesia
Tin	CID001460	PT Refined Bangka Tin	Indonesia
Tin	CID001463	PT Sariwiguna Binasentosa	Indonesia
Tin	CID001466	PT Seirama Tin Investment	Indonesia
Tin	CID001468	PT Stanindo Inti Perkasa	Indonesia
Tin	CID002816	PT Sukses Inti Makmur	Indonesia
Tin	CID001471	PT Sumber Jaya Indah	Indonesia
Tin	CID001477	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	CID001482	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	CID001490	PT Tinindo Inter Nusa	Indonesia
Tin	CID002478	PT Tirus Putra Mandiri	Indonesia
Tin	CID001493	PT Tommy Utama	Indonesia
Tin	CID002479	PT Wahana Perkit Jaya	Indonesia
Tin	CID000402	Dowa	Japan
Tin	CID001191	Mitsubishi Materials Corporation	Japan
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	CID002858	Modeltech Sdn Bhd	Malaysia
Tin	CID001182	Minsur	Peru
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	CID000468	Fenix Metals	Poland
Tin	CID002774	Elmet S.L.U.	Spain
Tin	CID001539	Rui Da Hung	Taiwan
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	CID001898	Thaisarco	Thailand
Tin	CID000292	Alpha	United States
Tin	CID001142	Metallic Resources, Inc.	United States
Tin	CID002825	An Thai Minerals Co., Ltd.	Vietnam
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	CID002015	VQB Mineral and Trading Group JSC	Vietnam
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	Austria

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Tungsten	CID002833	ACL Metais Eireli	Brazil
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	CID002541	H.C. Starck GmbH	Germany
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan
Tungsten	CID002843	Woltech Korea Co., Ltd.	Korea, Republic of
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	CID002649	Hydrometallurg, JSC	Russian Federation
Tungsten	CID002845	Moliren Ltd	Russian Federation
Tungsten	CID002532	Pobedit, JSC	Russian Federation
Tungsten	CID002724	Unecha Refractory metals plant	Russian Federation
Tungsten	CID000568	Global Tungsten & Powders Corp.	United States
Tungsten	CID000966	Kennametal Fallon	United States
Tungsten	CID000105	Kennametal Huntsville	United States
Tungsten	CID002589	Niagara Refining LLC	United States
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam

Metal	CFSI Smelter Identification	Smelter or Refiner Name	Smelter or Refiner Country
Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam